Exhibit 99.1

CONSOL Energy Inc. Announces Pricing of Upsized Offering of $250 Million of Senior Notes

PITTSBURGH, July 29, 2014 — CONSOL Energy Inc. (NYSE: CNX) (“CONSOL”) today announced the pricing of an additional $250 million of its 5.875% senior notes due 2022 (the “Additional Notes”) at a price equal to 102.75% of the principal amount of the Additional Notes. The offering was upsized from the previously announced $200 million aggregate principal amount. The offering is expected to close on August 12, 2014, subject to the satisfaction of customary closing conditions. CONSOL initially offered and sold $1.6 billion aggregate principal amount of notes of the same series on April 16, 2014 (the “Initial Notes”).

The Additional Notes will have identical terms, other than the issue date, issue price and, with regard to Additional Notes sold in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), CUSIP number as the Initial Notes. Like the Initial Notes, the Additional Notes will be guaranteed by substantially all of CONSOL’s wholly-owned domestic restricted subsidiaries. CONSOL intends to use the net proceeds of the sale of the Additional Notes to purchase up to $200 million principal amount of its 8.25% senior notes due 2020 through a modified “Dutch Auction” cash tender offer, which was commenced earlier today. We intend to use any remaining proceeds for general corporate purposes.

The Additional Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Additional Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

CONSOL is a Pittsburgh-based producer of natural gas and coal. CONSOL is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin.

Cautionary Statements:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any notes nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2013 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Investor:	Dan Zajdel at (724) 485-4169
Tyler Lewis at (724) 485-3157

Media:	Kate O’Donovan at (724) 485-3097
Brian Aiello at (724) 485-3078